UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2015

NORWEGIAN CRUISE LINE HOLDINGS LTD.

(Exact name of Registrant as specified in its charter)

Bermuda

(State of Incorporation)

001-35784

(Commission File Number)

98-0691007

(I.R.S. Employer Identification No.)

7665 Corporate Center Drive
Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 19, 2015, Norwegian Cruise Line Holdings Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) by and among the Company and certain funds affiliated with Apollo Global Management, LLC, Star NCLC Holdings Ltd., and certain funds affiliated with TPG Global, LLC (the “Selling Shareholders”) and Goldman, Sachs & Co., as sole underwriter, pursuant to which the Selling Shareholders agreed to sell 20,000,000 of the Company’s ordinary shares, par value $0.001 per share (the “Offering Shares”), to the Underwriter at a price of $54.66 per share (the “Offering”). The Offering is expected to close on May 26, 2015, subject to the satisfaction of customary closing conditions. The Company is not selling any shares in the Offering and will not receive any proceeds from the Offering.

The Offering is being made pursuant to a prospectus supplement, dated May 19, 2015, to the prospectus, dated March 4, 2014 which was included in the Company’s automatic shelf registration statement on Form S-3 (File No. 333-194311), which became effective upon filing with the Securities and Exchange Commission (the “Commission”) on March 4, 2014.

The Underwriting Agreement contains customary representations, warranties and covenants and includes the terms and conditions for the sale of the Offering Shares by the Selling Shareholders to the Underwriter, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The foregoing summary of the material terms of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

1.1	Underwriting Agreement, dated May 19, 2015, by and among Norwegian Cruise Line Holdings Ltd., Goldman, Sachs & Co., as sole underwriter, and the Selling Shareholders.

5.1	Opinion of Cox Hallett Wilkinson Limited.

23.1	Consent of Cox Hallett Wilkinson Limited (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Norwegian Cruise Line Holdings Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 21, 2015	NORWEGIAN CRUISE LINE HOLDINGS LTD.

	By:	/s/ WENDY A. BECK
Wendy A. Beck
Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement, dated May 19, 2015, by and among Norwegian Cruise Line Holdings Ltd., Goldman, Sachs & Co., as sole underwriter, and the Selling Shareholders.

5.1	Opinion of Cox Hallett Wilkinson Limited.

23.1	Consent of Cox Hallett Wilkinson Limited (included in Exhibit 5.1).